Exhibit 10.1

Debt Service Guarantee

THIS GUARANTEE (the “Guarantee”) is made as of the 23rd day of September, 2003, by Dakota Ethanol, LLC, whose address is PO Box 100, Wentworth, SD 57075 (the “Guarantor”), for the benefit of the First National Bank in Brookings, 5th Street & 5th Avenue, Brookings, South Dakota 57006-5057 (the “Bond Holder”).

1.                   Recitals

A.                                   Contemporaneously with the execution of this Guarantee, the County of Lake (the “Issuer”), pursuant to a Resolution duly adopted and in force is issuing Taxable Tax Increment Revenue Bonds, Series 2003 (the “Bonds”) in the principal face amount of One Million Three Hundred Twenty-Three Thousand Twenty-Four Dollars and No Cents ($1,323,024.00).

B.                                     As a condition to purchase of the Bonds by the Bond Holder, the Bond Holder has required the Guarantor to guarantee said Bonds.

C.                                     These Recitals shall be construed as part of this Guarantee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

2.                   Unconditional Guarantee

To induce the Bond Holder to purchase the Bonds, the Guarantor hereby unconditionally guarantees to the Bond Holder that all payment obligations of the Issuer, including, without limitation, all principal and interest will be paid in the amounts, at the times and in the manner set forth in the Bonds, subject, however, that such payment obligations shall be limited to such amounts which are not covered by tax increment revenue pledged for the payment of the Bonds.  The payment and performance obligations set forth in this paragraph are collectively referred to as the “Guaranteed Obligations.”

This Guarantee is irrevocable, absolute and unconditional, and is one of payment and not just collection.  The Guarantor’s Guarantee of the Guaranteed Obligations is subject only to the occurrence of a Default under the Bonds.

The Guarantor shall pay to the Bond Holder all amounts due by the Guarantor hereunder, and shall not exercise against the Bond Holder any rights of setoff, recoupment, or counterclaim that the Guarantor might otherwise have against the Issuer or any other guarantor, and the Guarantor shall pay and perform their obligations hereunder free of any deductions and without abatement, diminution, or setoff as the Guarantor may have against the Issuer or against any other guarantor.

Any modification, limitation or discharge of any of the liabilities or obligations of the Issuer or any other guarantor, arising out of, or by virtue of, any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against the Issuer or any other guarantor shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of the Guarantor in any manner whatsoever, and this Guarantee shall continue in full force and effect, notwithstanding any such proceeding.

3.                   Waivers by Guarantor

The Guarantor waives any right to require the Bond Holder to: (i) proceed against the Issuer or any other guarantor, (ii) pursue any other remedy in the Bond Holder’s power whatsoever, or (iii) notify the Guarantor of any default by the Issuer in the payment of any amounts due under the Bonds or in the performance of any agreement of the Issuer under the bond documents.

The Guarantor waives any defense arising by reason of any of the following: (i) any disability or any counterclaim or right of set-off or other defense of the Issuer, (ii) any lack of authority of the Issuer with respect to the Bonds, (iii) the invalidity, illegality or lack of enforceability of the Bonds or any provision thereof from any cause whatsoever, including any action or inaction by the Bond Holder, (iv) the failure of the Bond Holder to perfect or maintain perfection of any security interest in any collateral, (v) the cessation from any cause whatsoever of the liability of the Issuer, (vi) that the Bonds shall be void or voidable as against the Issuer or any of the Issuer’s creditors, including a trustee in bankruptcy of the Issuer, by reason of any fact or circumstance, (vii) the delay or failure of the Bond Holder to exercise any of its rights and remedies against the Issuer or any collateral or security for the Bonds or this Guarantee, (viii) any event or circumstance that might otherwise constitute a legal or equitable discharge of the Guarantor’s obligations hereunder; provided, however, that the Guarantor does not waive any defense arising from the due performance by the Issuer of the terms and conditions of the Bonds, (ix) all errors and omissions in connection with the Bond Holder’s administration of all indebtedness guaranteed by this Guarantee, except errors and omissions resulting from the Bond Holder’s acts of bad faith, (x) any right or claim of right to cause a marshaling of the assets of the Issuer or any other guarantor, (xi) any act or omission of the Bond Holder (except acts or omissions in bad faith) that changes the scope of the Guarantor’s risk hereunder, and (xii) all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

Until the payment of all amounts due under the Bonds and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by the Issuer, the Guarantor waives (i) any right to enforce any remedy that the Bond Holder now has or may hereafter have against the Issuer, and (ii) any benefit of, and any right to participate in, any security now or hereafter held by the Bond Holder.

The Guarantor waives all rights of subrogation against the Issuer, for the express purpose that the Guarantor shall not be deemed a “creditor” of the Issuer under applicable bankruptcy law with respect to the Issuer’s obligations to the Bond Holder.

The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptances of this Guarantee.

The Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

4.                   No Conditions Precedent

The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guarantee exist as of the date of its execution and that the effectiveness and enforceability of this Guarantee is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guarantee, including but not limited to the Guarantee of the Issuer’s obligations by any other Person.

5.                   Discharge of Guarantee

This Guarantee shall not be discharged and the Guarantor shall not be released from liability until all Guaranteed Obligations have been satisfied in full.  If all or any portion of the Guaranteed Obligations are satisfied and the Bond Holder is required for any reason to pay to any Person all or any part of the sums used to satisfy the Guaranteed Obligations, the Guaranteed Obligations shall remain in effect and enforceable to the extent thereof.

6.                   Remedies

Upon the Issuer failing to pay principal or interest when due, the Bond Holder may, at its option and without notice or demand, declare an amount equal to the remainder of the Issuer’s obligations under the Bonds (the “Unpaid Balance”) to be immediately due and payable by the Guarantor, whether or not the same are due and payable by the Issuer at that time.  The books and records of the Bond Holder showing the amount due by the Issuer shall be binding upon the Guarantor for the purpose of establishing such items and shall be prima facie proof thereof.

The Guarantor agrees to pay the Bond Holder’s reasonable attorneys’ fees and all other costs and expenses (collectively the “Collection Expenses”) which may be incurred by the Bond Holder in the enforcement of this Guarantee, whether or not suit is filed.

All of the Bond Holder’s rights and remedies shall be cumulative, and any failure of the Bond Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

7.                   Invalidity of Any Part

If any provision or part of any provision of this Guarantee shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guarantee, and this Guarantee shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

8.                   Amendment or Waiver

This Guarantee may be amended only by a writing duly executed by the Guarantor and the Bond Holder.  No waiver by the Bond Holder of any of the provisions of this Guarantee or any of the rights or remedies of the Bond Holder with respect hereto shall be considered effective or enforceable unless in writing, duly executed by the Bond Holder.  Such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

9.                   Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Agreement, “Notice” must be provided under the terms of this Subsection.  All Notices must be in writing.  Notices may be (a) delivered by hand, (b) transmitted by fax (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid.  Notices shall be addressed as set forth below:

If to Bond Holder:

First National Bank in Brookings
5th Street and 5th Avenue
Brookings, South Dakota 57006-5057

If to Guarantor:

Jim Wiederrich
300 South Phillips Avenue
Suite 300
Sioux Falls, SD 57117-5027

If to Issuer:

County of Lake
200 East Center
Madison, SD  57042

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient.  Faxed Notices will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection).  Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received).  Either the Bond Holder or the Guarantor may change the address for Notice by giving at least fifteen Business Days’ prior Notice of such change to the other party or parties.

10.            Binding Nature

This Guarantee shall inure to the benefit of and be enforceable by the Bond Holder and the Bond Holder’s successors and assigns and any other Person to whom the Bond Holder may grant an interest in the obligations of the Issuer to the Bond Holder, and shall be binding upon and enforceable against the Guarantor and the Guarantor’s successors and assigns.

11.            Final Agreement

This Guarantee contains the final and entire agreement between the Bond Holder and the Guarantor with respect to the Guarantee by the Guarantor of the Guaranteed Obligations to the Bond Holder.  There is no separate oral or written understanding between the Bond Holder and the Guarantor with respect thereto.

12.            No Third Party Benefit

The terms and provisions of this Guarantee are for the benefit of the Bond Holder and no other Person shall have any right or cause of action on account thereof.  The Bond Holder has no obligation to make any advance for the benefit of the Guarantor.

13.            Interpretation

13.1                           HEADINGS AND GENERAL APPLICATION

The section and subsection headings of this Guarantee are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs.

13.2                           REFERENCE TO PARTICULARS

The scope of a general statement made in this Guarantee shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope.  Therefore, absent specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK

IN WITNESS WHEREOF, the Guarantor has executed or caused this instrument to be duly executed.

DAKOTA ETHANOL, LLC

By:	/s/ Doug Van Duyn

Its President